EXECUTIVE EMPLOYMENT AGREEMENT


     EXECUTIVE EMPLOYMENT AGREEMENT, dated as of December 1, 1999, (the "Agreement") by and between Cymedix Lynx Corporation, a Colorado corporation with principal offices located at Suite 301, 7100 E. Belleview Ave, Englewood, Colorado and One Boardwalk, Thousand Oaks, California, ("the Company") and David Pfeil (the "Executive").

     NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the parties hereto agree as follows:

     1. Employment. The Company agrees to employ the Executive and the Executive agrees to serve the Company as its President and Chief Operating Officer.


     2. Position and Responsibilities. The Executive shall devote all of his business time and attentions to the affairs of the Company. The Executive shall be responsible for the day to day management and operation of the Company, and shall have full authority and responsibility with respect thereto, including the matters set forth in the Job Description attached as Exhibit B, subject to the general direction, approval and control of The Company's Chairman, Board of Directors, and to the restrictions, limitations and guidelines set forth by the The Company's Board of Directors in resolutions adopted in the minutes of the Company's Board of Directors meetings, copies of which shall be provided to the Executive from time to time. See Exhibit C


     3. Board of Directors. The Executive shall at all times discharge his duties as President and Chief Operating Officer under the supervision of the Company's Chairman of the Board, and The Company's Board of Directors. In the performance of his duties, the Executive shall have joint offices in Thousand Oaks, California and East Brunswick, New Jersey and shall not be required to be physically present at the Thousand Oaks office more than eight (8) days per month.

     4. Term of Employment. The period of the Executive's employment under this Agreement shall be for a two (2) year period or until January 31, 2002, subject to the termination provisions set forth in Paragraphs 12, 13,14, and 15 hereafter.

     5. Duties. During the period of his employment hereunder and except for illness, specified vacation periods and reasonable leaves of absence, the Executive shall devote his best efforts and all his business time, attention and skill to the business and affairs of the Company and its affiliated companies, as such business and affairs now exist and as they may be hereinafter changed or added to, under and pursuant to the general direction of the Board of Directors of the Company, provided, however, that, with approval of the Board of Directors of the Company, the Executive may serve, on the board of directors of, or hold any other offices or positions in, companies or organizations which, in such Board's judgment, will not present any conflict of interest with the Company or any of its subsidiaries or affiliates or divisions, or materially affect the performance of Executive's duties pursuant to this Agreement ; and further provided that the outside business is not a "Business Opportunity" of the Company, as defined herein. A Business Opportunity of the Company shall be a product, service, investment, venture or other opportunity which is either:

     (a) Directly related to or within the scope of the existing business of the Company; or

     (b) Within the logical scope of the business of the Company, as such scope may be expanded or altered from time-to-time by the Board of Directors. See Exhibit C.

     6. Compensation. The Company shall pay to the Executive as compensation for his services, the 2000 base salary of $200,000 per year, and the 2001 base salary of $220,000 or such higher salary as may be from time-to-time approved by the Board of Directors, payable bi-monthly in accordance with the Company's normal payroll procedures.

     Upon the execution of the Agreement, the Company will grant to the Executive 200,000 Stock Options, at an exercise price of $.50. Terms of the Stock Option grant are set forth in the Stock Option Agreement attached hereto as Exhibit A.

     7. Expense Reimbursement. The Company will reimburse the Executive for all reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement, including travel and lodging costs to the Thousand Oaks office. The Executive shall present to the Chief Accounting Officer each month an itemized account of such expenses in such form as is required by the Board of Directors.

     8. Medical, Dental and Disability Coverage. The Executive, his spouse, and those children who qualify will be eligible to participate in the Company's current Employee Group Medical and other group insurance programs on the same basis as other Executives of the Company and Medix.

     9. Medical Examination. The Executive agrees to submit himself for physical examination on one occasion per year as requested by the Company for the purpose of the Company's obtaining life insurance on the life of the Executive for the benefit of the Company; provided, however, that the Company shall bear the entire cost of such examinations and shall pay all premiums on any key man life insurance obtained for the benefit of the Company as beneficiary.

     10. Vacation Time. The Executive shall be entitled to take four (4) weeks paid vacation per calendar year. Such vacation may not be taken in any greater than consecutive two (2) week increments. Vacation not used by the Executive during the calendar year will be forfeited. Compensation for vacation time not taken by Executive shall be paid to the Executive at the date of termination.

11. Obligations of Executive During and After Employment.

     (a) The Executive agrees that during the terms of his employment under this Agreement or while receiving compensation under this Agreement, he will engage in no other business activities directly or indirectly, which are or may be competitive with or which might place him in a competing position to that of the Company, or any affiliated company. See Exhibit C.

     (b) The Executive realizes that during the course of his employment, Executive will have produced and/or have access to confidential business plans, information, business opportunity records, notebooks, data, formula, specifications, trade secrets, customer lists, account lists and secret inventions and processes of the Company and its affiliated companies. Therefore, during his employment by the Company or by an affiliated company or while receiving compensation under this Agreement, the Executive agrees to hold in confidence and not to directly or indirectly disclose or use or copy or make lists of any such information, except to the extent authorized by the Company in writing. All records, files, business plans, documents, equipment and the like, or copies thereof, relating to Company's business, or the business of an affiliated company, which Executive shall prepare, or use, or come into contact with, shall remain the sole property of the Company, or of an affiliated company, and shall not be removed from the Company's or the affiliated company's premises without its written consent, and shall be promptly returned to the Company upon termination of employment with the Company and its affiliated companies. The Executive further agrees that after the term of his employment, he will not disclose or make use of any proprietary information owned by the Company or necessary in the operation of the Company's products or products under development.

     (c) Because of his employment by the Company, Executive will have access to trade secrets and confidential information about the Company, its business plan, its business opportunities, and its expansion plans into other geographical areas and its methods of doing business. Executive agrees that for a period of one (1) year after termination of his employment, he will not, directly or indirectly compete with the Company in a business that is a "Business Opportunity" of the Company or defined in Section 5 above.

     (d) In the event a court of competent jurisdiction finds any provision of this Section 11 to be so over broad as to be unenforceable, then such provision shall be reduced in scope by the court, but only to the extent deemed necessary by the court to render the provision reasonable and enforceable, it being the Executive's intention to provide the Company with the broadest protection possible against harmful competition.

     (e) Irreparable harm should be presumed if Section 11 of this Agreement is breached in any way. Damages would be difficult if not impossible to ascertain, and the faithful observance of all terms of such Section is an essential condition of employment with the Company. In light of these considerations, Executive acknowledges that a court of competent jurisdiction should immediately enjoin any breach of this Agreement by Executive, upon the Company's request and the Company is released from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy available to the Company for such breach or threatened breach including, but not limited to, the recovery of damages from the Executive.

12. Intellectual Property Statement

     (a) Executive acknowledges that he has been an employee and officer of the Company and its predecessors during the development of the software and intellectual property currently owned by the Company, and Executive makes no claim to any right, all right, title or interest (including patent rights, copyrights, trade secret rights, trademark rights, sui generis database rights, and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, designations, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by Executive during such employment by the Company and its predecessors that relate to such software and intellectual property.

     (b) Executive hereby assigns to the Company any right, title or interest he may have (including patent rights, copyrights, trade secret rights, trademark rights, sui generis database rights, and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, designations, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by Executive, (i) during the Term that relate to the subject matter of, or arise out of, the Services, (ii) are referred to in clause (a) above, or (iii) constitute any Proprietary Information (as defined below) (collectively, "Inventions"). Executive will promptly disclose and provide all Inventions to Company. Executive shall further assist Company, at its request and expense, to further evidence, record and perfect such assignments and to perfect, obtain, maintain, enforce and defend any rights assigned. Executive hereby irrevocably designates and appoints the Company as its agent and attorney-in-fact to act for and in Executive's behalf to execute and file any documents and to do all other lawfully permitted acts to further the foregoing with the same legal force and effect as if executed by Consultant.

     (c) Executive agrees that all Inventions and all other business, customer, marketing, technical and financial information (including, without limitation, the identity of and information relating to the Company's customers or employees) that Executive developed, learned or obtained for or about the Company and its predecessors in the past, or that Executive develops, learns or obtains during the Term that relate to the Company or the business or that are received by or for the Company in confidence, constitute "Proprietary Information," provided that Proprietary Information shall not include information in the public domain through no fault of Executive. Executive will hold in confidence and not disclose or, except in performing the Services, use any Proprietary Information. Upon termination of this Agreement, and as otherwise requested by Company, Executive will promptly return to Company all items and copies containing or embodying Proprietary Information, except that Executive may keep personal copies of his compensation records and this Agreement.

     (d) As additional protection for Proprietary Information, Executive agrees that during the Term and for one year thereafter, Executive will not encourage or solicit any employee or consultant of Company to leave Company for any reason. As further protection, Executive will not engage in any activity that is in any way competitive with the business of the Company, and Executive will not assist any other person or organization in competing or in preparing to compete with any business of Company.


     (e) If any part of the Services or Inventions is based on, incorporates or constitutes an improvement or derivative of, or cannot be reasonably and fully made, used, reproduced, distributed and otherwise exploited without using or violating technology or intellectual property rights owned or licensed by Executive and not assigned hereunder, Executive hereby grants the Company and its successors a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sub-licensable right and license to exploit and exercise all such technology and intellectual property rights in the conduct of its business.


     13. Termination by the Company.

     (a) Termination for Cause by the Company. During the first year of the term of this Agreement, there can be no termination of the Executive by the Company except for "Termination for Cause" as outlined below:

     Notwithstanding anything herein to the contrary, the Company may, without liability, terminate the Executive's employment hereunder for cause and failure by the employee to cure within 30 days of notice, and thereafter the Company's obligations hereunder shall cease and terminate.

     Grounds for termination "for cause" shall be one or more of the following:

     (1) A willful breach of duty by the Executive during the course of his employment;

     (2) Habitual neglect of duty by the Executive;

     (3) The Executive's material failure to perform or meet objective and measurable financial standards set by the Board of Directors and agreed upon by the Executive in advance.

     (b) Termination Without Cause by the Company. After the completion of the initial year of employment hereunder, the Board of Directors may terminate the employment of the Executive upon thirty (30) days written notice without cause, by a majority vote of the Company's Board of Directors. In the event of termination without cause, the Company will pay the Executive six (6) months salary as compensation. At least three months prior to the expiration of this contract, the Company will either notify the Executive in writing that the contract will not be renewed or will commence good faith negotiation to enter into a new or modified contract.

     14. Termination by the Executive Without Cause. The Executive, without cause, may terminate this Agreement upon 30 days' written notice to the Company. In such event, the Executive shall be required to render the services required under this Agreement during such 30-day period unless otherwise directed by the Board of Directors. Compensation for vacation time not taken by Executive shall be paid to the Executive at the date of termination. Executive will be compensated only through the final day of his employment.

     15. Termination by the Executive with Cause. The Executive may terminate this employment with the Company at any time upon 30 days' written notice and opportunity for the Company to remedy any non-compliance, by reason of (i) the Company's material failure to perform its duties pursuant to this Agreement or
(ii) any material diminishment in the duties and responsibilities, working facilities, or benefits as described in paragraphs 2, 5, 6, 7, 8 and 10 of this Agreement. Executive shall be entitled to all base salary specified herein for a six-month period following the notice of termination for cause.

     16. Termination Upon Death of Executive. In addition to any other provision relating to termination, this Agreement shall terminate upon the Executive's death. Upon Executive's death, the Company shall pay in lump sum, within 45 days of the Executive's death, to such person as the Executive shall have designated to the Company as his beneficiary, or, if no such person is designated, to the Executive's estate, an amount equal to all of the Executive's accrued but unpaid base salary, the value on the Company's books of any vested but unused vacation time and accrued sick time, and all unpaid expense reimbursements at the time of Executive's death.

     17. Lump Sum Compensation. In the event of the occurrence of a "Triggering Event" which shall be defined to include (i) change in ownership of 50% or more of the outstanding shares of the Company, or (ii) merger, consolidation, reorganization or liquidation of the Company that results in a change of ownership of 50% or more in the direct or indirect ownership of the Company before the merger, consolidation, reorganization or liquidation, the Executive shall receive lump sum compensations equal to his annual salary and incentive or bonus payments, if any, as would have been paid to the Executive during the Company's then current fiscal year ( as if the Executive had been employed for the full fiscal year) within 30 days of the Triggering Event. Upon a Triggering Event, any outstanding but unvested options granted by Medix to the Executive shall immediately vest, and Medix shall cause the shares to be registered with the Securities and Exchange Commission so that the Executive will be free to sell such shares in the public securities markets. If Medix has been acquired by another publicly traded company, Medix shall cause that company to agree to exchange its options to acquire such company's shares for the Medix options, and to cause such shares to be registered with the Securities and Exchange Commission for sale in the public securities markets by the Executive. If Medix has been acquired by a private company, Medix shall cause such company to offer to purchase the Executive's options granted by Medix upon the same terms as are offered to the Medix shareholders in connection with such company's acquisition of control of Medix.

     If the total amount of the change of control compensation were to exceed three times the Executive's base amount (the average annul taxable compensation of the Executive for the five years preceding the year in which the change of control occurs), the Company and the Executive may agree to reduce the lump sum compensation to be received by Executive in order to avoid the imposition of the golden parachute tax as provided in the Tax Reform Act of 1984, as amended by the Tax Reform Act of 1986.

     In the event the Executive is required to hire counsel to negotiate on his behalf in connection with his termination or resignation from the Company upon the occurrence of a Triggering Event, or in order to enforce the rights and obligations of the Company as provided in this Paragraph, the Company shall reimburse to the Executive all reasonable attorney's fees which may be expended by the Executive in seeking to enforce the terms hereof. Such reimbursement shall be paid every 30 days after the Executive provides copies of invoices from the Executive's counsel to the Company.

     18. Indemnification. The Company shall indemnify and hold harmless Executive to the fullest extent and in the manner permitted by the provisions of the Colorado Business Corporation Act, as it may be amended from time to time. To the extent that any of the Company's officers or directors or the officers or directors of the Company's parent are covered by or benefit from one or more director's and officer's liability insurance policies, Executive shall also be covered by or benefit from such policy or policies.

     19. Arbitration. Any controversy, dispute or claim arising out of, or relating to this Agreement and/or its interpretation shall, unless resolved by agreement of the parties, be settled by binding arbitration in Denver, Colorado in accordance with the Rules of the American Arbitration Association for employment disputes then existing. This Agreement to arbitrate shall be specifically enforceable under the prevailing arbitration laws of the State of Colorado. The award rendered by the arbitrators shall be final and judgment may be entered upon the award in any court of the State of Colorado having jurisdiction of the matter.

     If any legal proceeding and/or arbitration is brought to enforce or interpret the terms of this Agreement, each party shall bear its own attorney's fees, costs, and necessary disbursements in such legal proceeding and/or arbitration except as otherwise provided herein.

     20. General Provisions.

     (a) The Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, nor shall Executive's rights be subject to encumbrance or to the claims of the Company's creditors. Nothing in this Agreement shall prevent the consolidation of the Company, with or its merger into, any other Corporation, or the sale by the Company of all or substantially all of its property or assets.

     (b) This Agreement and the rights of Executive with respect to the obligations and benefits of employment recited in this Agreement, constitute the entire Agreement between the parties hereto in respect of the employment of the Executive by the Company and supersede any and all other agreements either oral or in writing between the parties hereto with respect to the employment of the Executive.

     (c) The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts thereof and the applicability thereof shall not be affected thereby.

     (d) This Agreement may not be amended or modified except by a written instrument executed by Company and Executive.

     (e) This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Colorado, excluding, however, the provisions governing conflicts of law.

     21. Construction. Throughout this Agreement, the singular shall include the plural, and the plural shall include the singular, and the masculine and neuter shall include the feminine, wherever the context so requires.

     22. Text to Control. The headings of paragraphs and sections are included solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

     23. Authority. The officer executing this Agreement on behalf of the Company has been empowered and directed to do so by the Board of Directors of the Company.

     24. Effective Date. The effective date of this Agreement shall be February 1, 2000.


                                FOR THE COMPANY:
                                CYMEDIX LYNX CORPORATION


                                 By: /s/ John R. Prufeta
                                 ------------------------
                                 John R. Prufeta
                                 Chairman of the Board

Date






                                 THE EXECUTIVE:





                                 By: /s/ David P. Pfeil
                                 -----------------------
                                 David P. Pfeil


Date



PARENT COMPANY GUARANTY





Medix Resources, Inc. (the "Parent"), the owner of all the capital stock of the Company referred above, and in consideration of the benefits provided to the Company and through the Company to the Parent, the Parent does hereby agree to guaranty, and act as surety of, all of the obligations of the Company undertaken by it in the above Employment Agreement for the benefit of the Executive referred to therein, and shall perform any such obligation in a timely manner upon written notification from the Executive that the Company has failed to perform its obligations in accordance with the terms of the above Employment Agreement.


                              MEDIX RESOURCES, INC.


                              By:  /s/ John R. Prufeta
                              -------------------------
                              John R. Prufeta,
                              Chief Executive Officer




EXHIBIT A


VESTING SCHEDULE FOR OPTIONS





OPTIONS to acquire 100,000 shares of Company Common Stock at an exercise price of $.50 per share will vest when the total number of locations (site licenses) installed for the Cymedix.com product equals or exceeds 1,000.

OPTIONS to acquire 100,000 shares of Company Common Stock at an exercise price of $.50 per share will vest when. Two (2) or more additional sponsors are contracted with Cymedix. A sponsor is defined as any user of the Cymedix.com product, such as health plan, PBM, laboratory company, claims processor, etc. A qualifying sponsor can be a contract initiated by Medix Resources, Inc. or Cymedix Lynx Corporation.

However, in order to qualify for the exemption provided by Rule 16b-3, in no case shall the Executive transfer or dispose of any option granted hereunder (other than by exercise) or the underlying common stock for a period of six months plus one day from the date of grant of these options.

STOCK OPTION AGREEMENT


This Stock Option Agreement is entered into as of February 1, 2000, between David Pfeil (the "Optionee"), and Medix Resources, Inc. (the "Company"), pursuant to the Company's 1999 Stock Option Plan (the "Plan").

The Board of Directors of the Company has determined that the Optionee is eligible and deserving of an award under the Plan. This Stock Option Agreement (the "Agreement") is subject to the terms of the Plan in all respects, and specific reference shall be made to the Plan in determining the Optionee's rights and obligations hereunder. Capitalized terms, which are used herein and not otherwise defined, shall have the meanings set forth in the Plan. This Agreement is made by and between the Company and the Optionee as follows:


1. Grant.


Grant Date: October 14, 1999    Number of Shares: 200,000


Expiration Date: October 13, 2009


Exercise Price: $ .50 per share





Vesting Schedule: See Exhibit A


The options granted pursuant to this Agreement (the "Options") are non-qualified stock options under the Internal Revenue Code of 1986, as amended.


2. Exercise. Subject to the provisions of this Agreement and the Plan, the Options granted hereby shall vest and become exercisable as set forth herein. To the extent exercisable, these Options may be exercised in whole or in part and from time to time until fully exercised or until the Option expiration date set forth above or until these Options otherwise terminates under the Plan.

3. Non-Transferable. These Options may be exercised only by the Optionee, his guardian or legal representative during the Optionee's lifetime and, thereafter, as provided in the Plan. Neither these Options nor any portion thereof or interest therein may be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution, and then only within the limitations set forth in the Plan.

4. Payment. Exercise of these Options shall not be effective until the Company or a designee thereof has received written notice of exercise, specifying the number of whole shares of the Company's Common Stock (the "Shares") to be purchased or otherwise received. Such notice shall be accompanied by full payment of the aggregate Exercise Price for the number of Shares so purchased in cash, by cashier's check, certified check, bank draft or money order or through the delivery of Shares or Options to acquire Shares as provided in Section 14 of the Plan. Upon a partial exercise of these Options, this Agreement shall be automatically amended to reduce the number of Shares covered by these Options by the number of Shares so purchased without the necessity of the execution of a new agreement or a formal written amendment of this Agreement. The Company's records regarding the number of Shares remaining to be exercised under this Agreement shall control and not be subject to challenge by Optionee absent bad faith or malfeasance by the Company.

5. Certain Taxes. The Optionee authorizes the Company to withhold, in accordance with applicable law, from any Option Shares to be issued to an Optionee upon exercise by the Optionee of all or a portion of these Options, if necessary, a number of Shares based on their fair market value equal to the amount of any taxes required to be withheld by any federal, state or local law or regulation as a result of the exercise of these Options. In this regard, the Optionee acknowledges and agrees that this withholding is mandatory and the determination by the Board or committee to which such authority has been delegated by the Board of the fair market value of any Shares on the date of exercise of these Options shall be final and conclusive in all respects.

6. Compliance with Securities Laws. The Optionee agrees that the Shares acquired upon exercise of these Options shall be acquired for his or her own account for investment purposes only and not with a view to any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the "Act") or applicable state securities laws. If the Company so determines, any stock certificates issued upon exercise of these Options shall bear a legend to the effect that the Shares have been so acquired. The Company shall not be required to bear any expenses of compliance with the Act, applicable state securities laws or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification or transfer, as the case may be, of these Options or any Shares acquired upon the exercise thereof. The Company may legend the stock certificates evidencing Shares acquired pursuant to the Plan in such manner it deems appropriate to carry out the intent and purposes of the Plan. The foregoing restrictions on the transfer of the Shares shall not apply if (a) the Company shall have been furnished with an opinion of counsel satisfactory in form and substance to the Company to the effect that such transfer will be in compliance with the Act and other applicable securities laws, or (b) the Shares shall have been duly registered in compliance with the Act and other applicable securities laws.

7. Acceptance of the Plan. The Optionee hereby approves and accepts the terms, conditions, and provisions of this Agreement and the Plan and agrees to be bound hereby and thereby, and further agrees that his or her executors, administrators, heirs, and successors shall be bound hereby and thereby. Without limitation of the foregoing, the Optionee hereby agrees, individually and for his or her executors, administrators, heirs, and successors that all decisions or interpretations of the Company or its duly authorized representatives with regard to any and all aspects of the Plan and the administration thereof shall be binding, conclusive and final.

8. Address for Notices. The parties hereto designate as the respective addresses for the receipt of any notice under this Agreement or the Plan the addresses set forth below their signatures on this Agreement.

9. Conformity With the Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of the Plan and agree to be bound by all of the terms of the Plan. All definitions stated in the Plan shall apply to this Agreement.

10. Use of Services; Successors. Nothing herein confers any right or obligation on the Optionee to continue rendering services to the Company or shall affect in any way the Optionee's right or the right of the Company, as the case may be, to terminate the Optionee's services at any time.

11. Entire Agreement. This Agreement (including the Plan, which is incorporated herein by reference) constitutes the entire understanding between the Optionee and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by the Optionee of his/her Options and/or Shares.


MEDIX RESOURCES, INC. OPTIONEE:


By: /s/ John R. Prufeta                   /s/ David Pfeil


Print Name: John R. Prufeta Print Name: David Pfeil


Title: Chief Executive Officer


Address: 395 Madison Avenue, Ste. 2033 Address: 72 Brunswick Woods
Drive


       New York, NY             East Brunswick, NJ 08816


Exhibit B


JOB DESCRIPTION


President and Chief Operating Officer


Cymedix Lynx Corporation


The President and Chief Operating Officer of Cymedix Lynx Corporation shall be responsible for the day to day management and operation of the Company. He shall have full authority and responsibility for the Company's balance sheet and profit & loss statements. He will be subject to the general direction, approval and control of the Company's Chairman of the Board.


RESPONSIBILITIES


o  Day to day management and operation of the Company.

o Authority and responsibility of the balance sheet and profit & loss statements.

o Provide near term and long term budgets, as requested.

o Management of budgets & policies as determined by the Company's Board of Directors.

o Account management of all current accounts; WellPoint, Advance Paradigm, Loyola Hospital and Advice Health Resources.

o Sales and account management of all potential affiliated clients of the current accounts.

o Identify and assist in managing vertical market sales with respect to pharmacy benefit management, laboratory services, and electronic claims. This list of vertical market applications may be modified from time to time as determined by the Company's board of Directors.

o Authority to negotiate third party strategic alliances which would directly impact the success of the Company( i.e. preferred ISP contracts). Approval of any such contract will be retained at the Board.

o Assist, as requested, Medix in the search and close of all new merger and acquisitions, as well as potential new business accounts. New business accounts are defined as any new applications which have not been determined to be a current vertical market of the Company.

o Responsible for all new hires to the Company.

o Oversight and management of the Company's technology.

o Oversight and management of the Company's new product development.

o Management of Company's programming & sales staff in California, Colorado or New Jersey.

o As requested, to attend Board of Directors meetings for Cymedix Lynx Corporation or Medix Resources Inc.


SCHEDULE C





The Company has been informed that Executive is an officer, Director and owner through family attribution of Arrow Professional Enterprises, Inc. which provides inter alia consulting, management and accounting services to businesses. Such services include, inter alia, office automation consulting. Executive shall not be prohibited from continuing to perform such activities for Arrow Professional Enterprises, Inc. provided such activities do not interfere with his performance hereunder. Furthermore, notwithstanding any provision herein to the contrary, in no event shall any restriction, prohibition or provision herein prohibit Executive before, during, and after the term hereof, from performing services as described herein for Arrow Professional Enterprises, Inc. its successors and/or assigns.